EXHIBIT 10.47.1

Amendment No. 1 to Fourth Amended and Restated Credit Agreement, dated July 8, 2002, by and among the Registrant, Paribas, as agent for the lenders (as defined therein) and the lenders

AMENDMENT NO. 1 AND LIMITED WAIVER TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 AND LIMITED WAIVER TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment No. 1”) is entered into as of July 8, 2002, among CKE Restaurants, Inc. (the “Borrower”), the Lenders party hereto (the “Lenders”) and BNP Paribas, a bank organized under the laws of France acting through its Chicago branch (as successor in interest to Paribas) (“BNP Paribas”), as agent for the Lenders (in such capacity, the “Agent”).

RECITALS

The Borrower, the Lenders and the Agent are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of January 31, 2002 (the “Credit Agreement”).

The Borrower has requested that the Agent and the Lenders amend and grant waivers with respect to certain provisions of the Credit Agreement, the Post Closing Agreement, dated as of January 31, 2002, between the Borrower and the Agent (the “Post Closing Agreement”), and certain Mortgages all as more fully described herein.

The Agent and the Lenders have agreed to grant such amendments and waivers upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.    Definitions.    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement, as amended hereby.

Section 2.    Amendments to the Credit Agreement.    Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended by:

(1)  Section 1.1 of the Credit Agreement is hereby amended by inserting the following new defined terms in proper alphabetical order:

“Amendment No. 1” shall mean Amendment No. 1 to this Agreement entered into as of July 8, 2002, among the Borrower, the Lenders party thereto and the Agent.

“Blocked Account Agreement” shall mean an agreement that grants the Agent “control” within the meaning of the UCC of the Collateral Account, provides that the Agent may make withdrawals from, and otherwise direct the disposition of the funds deposited or credited to, the Collateral Account and is otherwise satisfactory in form and substance to the Agent.

“Checkers Proceeds” shall mean the Net Sale Proceeds from the disposition of Capital Stock of Checkers Drive-In Restaurants, Inc., that is either owned by the Borrower on the Closing Date or was acquired by the Borrower from the exercise of certain warrants owned by the Borrower on the Closing Date, less any amounts invested by the Borrower in connection with its exercise of such warrants to acquire such Capital Stock.

“Collateral Account” shall have the meaning set forth in the Borrower Security Agreement.”

“Real Estate Collateral Value” shall mean, at any time, the sum of (i) the fair market values of all Real Estate Collateral then subject to the Lien of the Mortgages, plus (ii) all amounts then on deposit or credited to the Collateral Account, provided, that the Collateral Account is subject to a Blocked Account Agreement. The fair market values of the Real Estate Collateral for the purpose of calculating Real Estate Collateral Value shall be (i) for Real Estate Collateral subject to the Lien of the Mortgages on or prior to July 8, 2002, as determined by appraisals delivered to the Agent on or prior to July 8, 2002 and (ii) for Real Estate Collateral that becomes subject to the Lien of the Mortgages after July 8, 2002, as determined by appraisals delivered to the Agent on or prior to July 8, 2002 or, if no such appraisals have been delivered to the Agent on or prior to such date, then by an appraisal or appraisals satisfactory to the Agent, prepared by a firm satisfactory to the Agent and delivered to the Agent prior to such Real Estate Collateral being included in the calculation of Real Estate Collateral Value.

(2)  Section 1.1 of the Credit Agreement is hereby amended by amending and restating, in its entirety, the definition of “Consolidated Tangible Net Worth” to read as follows:

“Consolidated Tangible Net Worth” shall mean, at any time, the excess of (i) the total assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, minus goodwill and any other items that are classified as intangibles in accordance with GAAP, minus (ii) all liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that solely for the purpose of determining Consolidated Tangible Net Worth hereunder, any loans and advances to directors and officers of the Borrower and its Subsidiaries permitted by this Agreement shall be accounted for as assets and included in the calculation of total assets in clause (i) hereof.

(3)  Section 2.12 of the Credit Agreement is hereby amended by inserting after the first proviso in clause (a) the following:

provided further that, such Net Sale Proceeds that are Checkers Proceeds and which the Borrower or such Subsidiary shall, within 180 days of the latter of July 8, 2002 and the receipt thereof, use to redeem or purchase Convertible Subordinated Notes that are then cancelled in accordance with the terms of the Convertible Subordinated Note Indenture and not reissued, shall not be included in determining the aggregate Net Sale Proceeds for such time period;

(4)  Section 2.12 of the Credit Agreement is hereby further amended by amending and restating the last proviso in clause (a) to read as follows:

provided, further that, if an Event of Default shall have occurred and be continuing on the date such Net Sale Proceeds are received by the Borrower or any of its Subsidiaries or at any time during such applicable 270 or 180 day period, then the Borrower shall prepay the outstanding Loans in an amount equal to 100% of such Net Sale Proceeds (or, if any portion of such proceeds shall have been reinvested or used to redeem or purchase Convertible Subordinated Notes prior to the occurrence of such Event of Default, 100% of such remaining amount of Net Sale Proceeds not so reinvested or used to redeem or purchase Convertible Subordinated Notes) on the later of the date such Net Sale Proceeds are received by the Borrower or any of its Subsidiaries or the date of the occurrence of such Event of Default

(5)  Section 6 of the Credit Agreement is hereby amended by adding a new Section 6.16 to read as follows:

Section 6.16    Collateral Account.    The Collateral Account shall, at all times during which any funds are deposited therein or credited thereto, be subject to a Blocked Account Agreement.

(6)  Section 7.5(a)(VI) of the Credit Agreement is hereby amended by amending and restating, in its entirety, such Section 7.5(a)(VI) to read as follows:

(VI)  with respect to any Asset Disposition involving Real Estate Collateral, if, after giving effect to such sale, the minimum Real Estate Collateral Value required under Section 7.21 would not be satisfied, the Borrower or such Subsidiary shall, concurrently with such sale (or, with respect to the disposition of any Real Estate Collateral listed on Schedule 7.5, up to 60 days after such sale), in substitution for the Real Estate Collateral sold, either:

(i)  pledge to the Agent for the benefit of the Lenders and the Interest Rate Hedge Providers additional real property of the Borrower or such Subsidiary with a fair market value, as determined by appraisals delivered to the Agent on or prior to July 8, 2002 or, if no such appraisals have been delivered to the Agent on or prior to such date, then by an appraisal satisfactory to the Agent and prepared by a firm satisfactory to the Agent, at least equal to the amount necessary to satisfy the minimum Real Estate Collateral Value required by Section 7.21 after giving effect to such sale, and deliver to the Agent such agreements, documents and instruments as the Agent shall request to create, perfect, establish the first priority nature of or otherwise protect any Lien purported to be created in favor of the Agent in the real property so substituted; or

(ii)  deposit cash into the Collateral Account, which shall be subject to a Blocked Account Agreement, in an amount at least equal to the amount necessary to satisfy the minimum Real Estate Collateral Value required by Section 7.21 after giving effect to such sale, deliver to the Agent such other agreements, documents and instruments as the Agent shall request to create, perfect, establish the first priority nature of or otherwise protect any Lien purported to be created in favor of the Agent in the money deposited in the Collateral Account and in the Collateral Account.

At any time when funds are on deposit in the Collateral Account, so long as no Default or Event of Default has occurred and is continuing, the Agent shall, at the Borrower’s request, release to the Borrower from the Collateral Account an amount equal to the lesser of (I) all amounts on deposit in the

Collateral Account and (II) the amount by which the Real Estate Collateral Value exceeds $218,000,000; and

(7)  Section 7.10(d) of the Credit Agreement is hereby amended by:

(I)  inserting after subclause (iv) which states “(iv) consummation of the Permitted Refinancing”, a new subclause (v) to read as follows:

(v) redemptions or purchases of the Convertible Subordinated Notes with Checkers Proceeds so long as each such redemption or purchase is consummated within 180 days of the latter of July 8, 2002, and the Borrower’s receipt of such Checkers Proceeds, both before and after giving effect to such redemption or purchase, no Default or Event of Default shall have occurred and be continuing and any such Convertible Subordinated Notes that are redeemed or purchased shall then be cancelled in accordance with the terms of the Convertible Subordinated Note Indenture and shall not be reissued

(II)  changing the existing subclause (v) into subclause (vi); and

(III)  amending and restating the first parenthetical in new subclause (vi) to read as follows:

(other than in connection with the Permitted Redemption or any redemptions or purchases with Checkers Proceeds in accordance with the preceding subclause (v))

(8)  Section 7 of the Credit Agreement is hereby amended by adding a Section 7.21 to read as follows:

Section 7.21    Real Estate Collateral Value.    The Borrower shall not permit the Real Estate Collateral Value to be less than $218,000,000 at any time following August 11, 2002.

(9)  Section 10.5(a) of the Credit Agreement is hereby amended by inserting before the period that ends the first sentence of such Section 10.5(a) the phrase “or as otherwise provided in Sections 5, 6 and 7 of Amendment No. 1”.

Section 3.    Limited Waivers.    Subject to the terms and conditions set forth herein, the Agent and the Lenders hereby waive any Default or Event of Default existing on the date hereof and arising solely as a result of:

(1)  the Borrower’s failure to deliver the North Carolina local counsel opinion required by the Post Closing Agreement within the time period specified therein;

(2)  the Borrower’s failure to deliver to the Agent the loan policies or pro forma title commitments required by Section 6.14 of the Credit Agreement within the time period specified therein;

(3)  any breaches of the representations and warranties in Sections 5.11 and 5.17 of the Credit Agreement or Section 3.1 of any Mortgages made by the Borrower or its Subsidiaries regarding the assets listed on Schedule 1-A hereto which were purported to be Real Estate Collateral;

(4)  the Borrower’s failure to comply with Section 7.5(a)(VI) of the Credit Agreement with regard to the sale of the assets listed on Schedule 1-B hereto which were purported to be Real Estate Collateral; and

(5)  the Borrower’s failure to deliver Security Documents, financing statements, stock certificates, opinions and officers’ and secretaries’ certificates with respect to the Subsidiaries acquired in the Santa Barbara Acquisition within the time period required by Section 2.21 of the Credit Agreement in regard to the Santa Barbara Acquisition.

(6)  the Borrower’s failure to comply with Sections 7.5(a)(IV) and 2.12 of the Credit Agreement to the extent it has not applied Checkers Proceeds to prepay the Loans prior to the date hereof; and

(7)  the Borrower’s failure to comply with Section 7.10(d) of the Credit Agreement to the extent it has purchased Subordinated Notes with Checkers Proceeds prior to the date hereof.

Section 4.    Representations and Warranties.    The Borrower represents and warrants to the Agent and the Lenders, as of the date hereof, that after giving effect to this Amendment No. 1:

(1)  no Default or Event of Default has occurred and is continuing; and

(2)  all of the representations and warranties of the Borrower and each other Loan Party contained in the Transaction Documents are true and correct.

Section 5.    Conditions to Effectiveness of this Amendment No. 1.    Upon satisfaction of the following conditions precedent, this Amendment No.1 shall immediately become effective as of January 31, 2002:

(1)  the Agent shall have received a counterpart to this Amendment No.1, duly executed and delivered by the Borrower and each of the Required Lenders;

(2)  the Agent shall have received a certificate of a duly authorized officer of the Borrower certifying as to matters set forth in Section 4 of this Amendment No.1; and

(3)  the Agent shall have received all loan policies (or pro forma title commitments) as required by Section 6.14 (except for the loan policies (or pro forma title commitments) for the real properties assets listed on Schedules 1-A and 1-B of this Amendment No. 1, unless the Agent, in its sole discretion, further extends the time period in which such Loan policies (or pro forma title commitments) must be delivered.

Section 6.    Additional Mortgages.    Notwithstanding anything herein or in the Credit Agreement to the contrary, the Borrower shall and shall cause its Subsidiaries to (i) deliver to the Agent, on or prior to August 11, 2002, such title documentation as shall be necessary to evidence the Borrower’s or such Subsidiaries’ valid fee or leasehold interest, as applicable, in each of the properties listed on Schedule 1-C attached hereto (the “New Properties”) and to allow the Agent to prepare mortgages and order title insurance policies for such properties, including, without limitation, copies of deeds, existing title policies, surveys and other similar materials to the extent available, (ii) execute, acknowledge and deliver Mortgages to and in favor of the Agent for the New Properties within ten (10) Business Days after receipt of such Mortgages prepared by Agent’s counsel using the form previously agreed to by the Agent and the Company and (iii) cooperate with the Agent and Chicago Title Insurance Company (the “Title Company”) to cause issuance of title insurance policies to the Agent for the New Properties concurrently with the recording of the Mortgages for the New Properties, such policies to be subject only to exceptions reasonably acceptable to the Agent and each to have a face amount of insurance equal to the fair market value, as determined by appraisals delivered to the Agent on or prior to July 8, 2002 or, if no such appraisals have been delivered to the Agent on or prior to such date, then by an appraisal or appraisals satisfactory to the Agent and prepared by a firm satisfactory to the Agent, of the applicable New Property. The failure of the Borrower or any of its Subsidiaries to comply with the covenants and agreements set forth in this Section within the time periods specified hereunder shall constitute an Event of Default under the Credit Agreement; provided however that, (a) so long as the Real Estate Collateral Value equals or exceeds $218,000,000, the failure to satisfy the requirements of clauses (i) through (iii) above with respect to any New Property shall not constitute an Event of Default under the Credit Agreement; (b) compliance with the covenants and agreements set forth in this Section with respect to any New Property by August 11, 2002 shall in all cases be deemed full compliance herewith with respect to such New Property; and (c) the Agent, in its sole discretion, may extend the time periods stated in this Section and waive any such Event of Default.

Section 7.    Sold Real Estate Replacement Property.    Notwithstanding anything herein or in the Credit Agreement to the contrary, the Borrower shall and shall cause its Subsidiaries to (i) deliver to the Agent, on or prior to August 11, 2002, such title documentation as shall be necessary to evidence the Borrower’s or such Subsidiaries’ valid fee or leasehold interest, as applicable, in an additional parcel or parcels of real property of the Borrower or a Subsidiary (which property may be a New Property) and that is not currently subject to a Mortgage that has a fair market value, as determined by appraisals delivered to the Agent on or prior to July 8, 2002 or, if no such appraisals have been delivered to the Agent on or prior to such date, then by an appraisal or appraisals satisfactory to the Agent and prepared by a firm satisfactory to the Agent, at least equal to the fair market value, as determined by an appraisal or appraisals satisfactory to the Agent and prepared by a firm satisfactory to the Agent, of the properties listed on Schedule 1-B (the “Sold Real Estate Replacement Properties”) and to allow the Agent to prepare mortgages and order title insurance policies for such property, including, without limitation, copies of deeds, existing title policies, surveys and other similar materials to the extent available, (ii) execute, acknowledge and deliver a Mortgage to and in favor of the Agent for the Sold Real Estate Replacement Properties within ten (10) Business Days after receipt of the Mortgage prepared by Agent’s counsel using the form previously agreed to by the Agent and the Company and (iii) cooperate with the Agent and the Title Company to cause the issuance of title insurance policies to the Agent for the Sold Real Estate Replacement Property concurrently with the recording of the Mortgages for the Sold Real Estate Replacement Property, such policies to be subject only to exceptions reasonably acceptable to the Agent and each to have a face amount of insurance equal to the fair market value, as determined by an appraisal or appraisals satisfactory to the Agent and prepared by a firm satisfactory to the Agent, of the Sold Real Estate Replacement Properties. The failure of the Borrower or any of its Subsidiaries to comply with the covenants and agreements set forth in this Section within the time periods specified hereunder shall constitute an Event of Default under the Credit Agreement; provided however that, (a) so long as the Real Estate Collateral Value equals or exceeds $218,000,000, the failure to satisfy the requirements of clauses (i) through (iii) above with respect to any Sold Real Estate Replacement Property shall not constitute an Event of Default under the Credit Agreement; (b) compliance with the covenants and agreements set forth in this Section with respect to any Sold Real Estate Replacement Property by August 11, 2002 shall in all cases be deemed full compliance herewith with respect to such Sold Real Estate Replacement Property; and (c) the Agent, in its sole discretion, may extend the time periods stated in this Section and waive any such Event of Default.

Section 8.    SBRG Opinions.    The Borrower shall deliver to the Agent all opinions of legal counsel requested by the Agent in connection with the Santa Barbara Acquisition by July 22, 2002. The failure of the Borrower or any of its Subsidiaries to comply with the covenants and agreements set forth in this Section within the time period specified hereunder shall constitute an Event of Default under the Credit Agreement; provided however that, the Agent, in its sole discretion, may extend the time periods stated in this Section.

Section 9.    Miscellaneous.

(1)  Effect; Ratification.    The amendments and waivers set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (1) be a consent to any amendment, waiver or modification of any other term or condition of any Transaction Document or of any other instrument or agreement referred to therein, except as set forth herein, or (2) prejudice any right or remedy that the Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement, as amended hereby, or any other instrument or agreement referred to therein. Each reference in the Credit Agreement to “this Agreement,” “herein,” “hereof” and words of like import and each reference in the other Transaction Documents to the “Credit

Agreement” shall mean the Credit Agreement as amended hereby. For the avoidance of doubt, each reference in the Credit Agreement, as amended hereby to “the date hereof” shall mean and be a reference to January 31, 2002. This Amendment No.1 shall be construed in connection with and as part of the Credit Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Credit Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

(2)  Expenses and Fees.    Notwithstanding anything contained in the Credit Agreement, as amended hereby, or any other Transaction Document and in addition to any fees and expenses required to be paid by the Borrower thereunder, the Borrower agrees to pay all reasonable out-of-pocket costs, fees and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment No. 1 (including the reasonable fees and expenses of counsel to the Agent).

(3)  Counterparts.    This Amendment No. 1 may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.

(4)  Severability.    Any provision contained in this Amendment No. 1 that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the operation, enforceability or validity of the remaining provisions of this Amendment No. 1 in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

(5)  GOVERNING LAW.    THE RIGHTS AND DUTIES OF THE BORROWER, THE LENDERS AND THE AGENT UNDER THIS AMENDMENT NO. 1, SHALL BE GOVERNED BY THE LAW OF THE STATE OF ILLINOIS, EXCLUDING CHOICE OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY STATE OTHER THAN SUCH STATE.

(6)  WAIVER OF TRIAL BY JURY.    TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT NO. 1, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

CKE RESTAURANTS, INC.

By:
Print Name:
Title:

BNP PARIBAS (as successor in interest to PARIBAS), as Agent and as a Lender

By:
Print Name:	Clark C. King III
Title:	Managing Director

By:
Print Name:	Michael C. Colias
Title:	Vice President

FIRST BANK & TRUST

By:
Print Name:
Title:

FLEET NATIONAL BANK

By:
Print Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Print Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Print Name:
Title:

OFFICER’S CERTIFICATE

I,                        , am the                          of CKE Restaurants, Inc. I execute and deliver this Officer’s Certificate dated as of [                        ] 2002, on behalf of the Borrower pursuant to Section 7 of the Amendment No. 1 and Limited Waiver to Fourth Amended and Restated Credit Agreement (the “Amendment”) by and among CKE Restaurants, Inc. (the “Borrower”), the Lenders party thereto and Paribas, acting in its capacity as agent for the Lenders (the “Agent”). Capitalized terms used but not defined herein shall the respective meanings specified in the Amendment.

I hereby certify, on behalf of the Borrower, after giving effect to the Amendment, that (a) no Default or Event of Default has occurred and is continuing and (b) all of the representations and warranties of the Borrower and each other Loan Party contained in the Transaction Documents are true and correct as of the date hereof.

CKE RESTAURANTS, INC.

By:

Name:

Title:

SCHEDULE 1-A

Leased Real Estate Collateral for which the Applicable Leases Expired:

1.    608 Business Loop, Columbia, Missouri (CTIC #261)

2.    503 NW Barry Road, Kansas City, Missouri (CTIC #266)

3.    10750 E. Hwy 24, Sugar Creek, Missouri (CTIC #275)

4.    1415 N. First Street, Albemarle, North Carolina (CTIC #276)

5.    US 21-115, Troutman, North Carolina (CTIC #289)

6.    1275 Graham Road, Florissant, MO (CTIC #262)

Fee Real Estate Collateral Sold or Otherwise Transferred:

1.    209 East Middlefield Road, Mountain View, California (CTIC #305)

2.    957 Avenido Pico, San Clemente, California (CTIC #310)

3.    1195 W. El Camino Real, Sunnyvale, California (CTIC #313)

4.    3215 N. Broadway, Los Angeles, California (CTIC #315)

5.    312 East Hamlet Street, Pinetops, North Carolina (CTIC #168)

6.    1462 West 70 South Service Road, Wentzville, MO (CTIC #140)

SCHEDULE 1-B

1.    150 I-55 Service Road, Marion Arkansas (CTIC #3)—Lot 1

2.    14402 S, Service Drive, Wentzville, Missouri

3.    4001 Center Point Road, Cedar Rapids, Iowa

SCHEDULE 1-C

New Properties

1.    1691 W. Valencia, Tucson, AZ

2.    7805 E. Broadway, Tucson, AZ

3.    6301 E. Grant, Tucson, AZ

4.    1070 E. Ajo Way, Tucson, AZ

5.    15669 Main Street, Hesperia, CA

6.    7151 Franklin Road, Sacramento, CA

7.    3511 Wilbarger, Vernon, TX

8.    2053 Loop 11, Wichita Falls, TX

9.    1751 Soto Street, Los Angeles, CA

10.    1205 S. Main Street, Sikeston, MO

11.    Highway 17 & 60th Avenue, Myrtle Beach, SC

12.    1849 East 9th Street, Trenton, MO

13.    701 West Hamlet Ave, Hamlet, NC

14.    209 Spring Street, Charleston, SC

15.    3285 E. Valencia Road, Tuscon, AZ

16.    188 Herlong Road, Rock Hill, SC

17.    235 S. Buchanan, Edwardsville, IL

18.    241 East Side Street, Newton, MS

19.    1906 Hart Street, Vincennes, IN

20.    16800 E. Gudgell, Independence, MO